
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan
Stanley Dean Witter Spectrum Global Balanced L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                 12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      52,414,304
<SECURITIES>                                         0
<RECEIVABLES>                                  815,688<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              56,740,136<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                56,740,136<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             3,692,479<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,253,125
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                439,354
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            439,354
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   439,354
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $530,634 and interest receivable of $285,054.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,317,644 and net option premiums of $192,500.
<F3>Liabilities include redemptions payable of $602,490, accrued brokerage fees of $202,789, and accrued management fees of $55,107.
<F4>Total revenues include realized trading revenue of $(2,091,009), net change in unrealized of $2,507,530 and interest income of $3,275,958.


